UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2017

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

On November 8, 2017, the Board of Directors of Kohl’s Corporation (the “Company”) increased the size of the Board to eleven members and elected H. Charles Floyd to fill the new Board seat effective immediately.  Mr. Floyd will initially serve on the Board of Directors’ Governance and Nominating Committee.  A copy of the press release announcing the election is attached as Exhibit 99.1 and incorporated herein by reference.

As a non-employee director of the Company, Mr. Floyd will participate in the Company’s Non-Employee Director Compensation Program, as described on Exhibit 10.16 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017.  Pursuant to the Non-Employee Director Compensation Program, Mr. Floyd is expected to receive an equity award on December 15, 2017.  This award, which will be comprised of restricted shares, will have a “grant date fair value” of approximately $110,000, calculated in accordance with FASB ASC Topic 718.  The restricted shares will vest on the first anniversary of the date of grant.

Mr. Floyd does not have any arrangement or understanding with any persons pursuant to which he was elected to serve as a director, except as described herein.  Mr. Floyd does not have any family relationship with any officer or director of the Company.  Further, Mr. Floyd has not been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

Description

99.1

Press Release dated November 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 8, 2017

KOHL’S CORPORATION

By:

  /s/ Jason J. Kelroy

Jason J. Kelroy

EVP, General Counsel & Secretary